Exhibit 10.4

AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 5 (this “Amendment”), dated as of February 27, 2020, to that certain Loan Agreement (the “June 2019 Loan Agreement”), and that certain Security Agreement (the “June 2019 Security Agreement”), both dated June 3, 2019, as such agreements have been amended by way of agreements dated as of July 29, 2019 (the “First Amendment Agreement”), August 12, 2019 (the “Second Amendment Agreement”), September 16, 2019 (the “Third Amendment Agreement”), and October 10, 2019 (the “Fourth Amendment Agreement”) and together with the June 2019 Loan Agreement, the June 2019 Security Agreement, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, and the Fourth Amendment Agreement (the “Agreements”), by and between Jerrick Media Holdings, Inc., a Nevada corporation (the “Company”), and the investors (the “Investors”) named in the Agreements. The Investors and the Company are hereinafter referred to together as the “Parties.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

WITNESSETH:

WHEREAS, on June 3, 2019, the Investors and the Company entered into the June 3, 2019 Loan Agreement and the June 3, 2019 Security Agreement and Securities Purchase Agreement pursuant to which the Investors agreed to have a joint and several interest in the June 2019 Loan in the principal aggregate amount of

$2,400,000;

WHEREAS, on July 29, 2019, the Investors and the Company entered into the First Amendment Agreement pursuant to which the parties agreed to amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal aggregate amount of the June 2019 Loan to $2,500,000, and (ii) amend the provisions regarding the ranking of interest of such loan;

WHEREAS, on August 12, 2019, the Investors and the Company entered into the Second Amendment Agreement pursuant to which the parties agreed to further amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal aggregate amount of the June 2019 Loan to $3,000,000, and (ii) amend the provisions regarding the ranking of interest of such loan;

WHEREAS, on September 16, 2019, the Investors and the Company entered into the Third Amendment Agreement pursuant to which the parties agreed to further amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal amount of the June 2019 Loan to $4,000,000; and (ii) amend the provisions therein with regard to the ranking of security interests; and

WHEREAS, on October 10, 2019, the Investors and the Company entered into the Fourth Amendment Agreement pursuant to which the parties agreed to further amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal amount of the June 2019 Loan to $4,825,000; and (ii) amend the provisions therein with regard to conversion of the note.

WHEREAS, the Parties now desire to further amend the Agreements in certain respects as hereinafter set forth.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Section 2.6 shall be amended and read as follows:

“2.6 Conversion. At any point while any principal amount of the Loan remains outstanding, if the Company consummates a transaction in which it raises aggregate gross proceeds of at least $5,000,000 and which results in the Company being listed on a national securities exchange (a “Qualified Public Offering”), each Lender may, at its sole option convert up to one hundred percent (100%) of the outstanding principal amount of the Loan as of the consummation of such Qualified Public Offering (the “Conversion Debt”) into such number of securities at price per share equal to the greater of: (i) 80% of the price per share (or, if units are sold, the price per unit of securities) issued and sold by the Company in such Qualified Public Offering, and (ii) $4 per share (the “Conversion Price”); provided, however, that in the event that the price per share (or unit, as applicable) of securities issued in the Qualified Public Offering is below $5, an additional 10% of shares will be issued at the time of conversion. Additionally, upon the consummation of a Qualified Public Offering, all interest due and owing under the June 2019 Loan Agreement, as amended, shall be due in cash immediately.

2. Except as amended hereby, the terms and provisions of the Agreements shall remain in full force and effect, and the Agreements are in all respects ratified and confirmed. On and after the date of this Amendment, each reference in each of the Agreements to the “Agreement,” “hereinafter,” “herein,” “hereinafter,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to such Agreement as amended by this Amendment.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.

COMPANY:

JERRICK MEDIA, INC.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	Chief Executive Officer

INVESTORS:

/s/ Arthur Rosen
ARTHUR ROSEN

/s/ Eric Goldberg
ERIC GOLDBERG